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                                 EXHIBIT 22.1

               LIST OF SUBSIDIARIES OF ROTECH MEDICAL CORPORATION

A-1 Medical Equipment, Inc.                        a Florida corporation
Abba Medical Equipment, Inc.                       a Florida corporation
Advanced Imaging Center, Inc.                      a Florida corporation
American Medical Rentals, Inc.                     an Arkansas corporation
Anniston Health & Sickroom Supplies, Inc.          an Alabama corporation
Baumann Pharmaceutical Services, Inc.              an Alabama corporation
Brister's Pharmacy, Inc.,                          a Mississippi corporation
Brooksville Primary Care Clinic, Inc.              a Florida corporation
Camden Medical Supply, Inc.                        a Florida corporation
Care Medical Supplies, Inc.                        an Illinois corporation
CHI Medical Equipment, Inc.                        a Florida corporation
Church Street Clinic, Inc.                         a Mississippi corporation
Clinical Laboratory, Inc.                          a Mississippi corporation
Coastal Surgical, Inc.                             a Florida corporation
Community Home Oxygen, Inc.                        a Montana corporation
Constant Home Health Care, Inc.                    a Florida corporation
Covington Home Health Care                         a Kentucky corporation
CPO2, Inc.                                         a Pennsylvania corporation
Diversified Care, Inc.                             a Florida corporation
Doctors Management Group, Inc.                     a Louisiana corporation
Don Paul Respiratory Services, Inc.                a Colorado corporation
Drew Primary Care Clinic, Inc.                     a Mississippi corporation
East Tennessee Infusion & Respiratory, Inc.        a Florida corporation
Family Care Specialists, Inc.                      a Florida corporation
Four Rivers Home Healthcare, Inc.                  a Missouri corporation
Fundamental Home Health Care, Inc.                 a Florida corporation
G & G Medical, Inc.                                a Colorado corporation
Gate City Medical Equipment, Inc.                  a Florida corporation
Greenville Primary Care Clinic, Inc.               a Mississippi corporation
Greenwood Multi-Specialty Clinic, Inc.             a Mississippi corporation
Grenada Family Doctors, Inc.                       a Mississippi corporation
Health Care Services of Mississippi, Inc.          a Florida corporation
Heartland Home Care, Inc.                          a Florida corporation
Hollandale Primary Care, Inc.                      a Florida corporation
Holland Medical Services, Inc.                     a Florida corporation
Home Care Solutions, Inc.                          a Florida corporation
Home Medical Supply, Inc.                          a Florida corporation
Home Medical Systems, Inc.                         a South Carolina corporation
Indianola Primary Care Clinic, Inc.                a Mississippi corporation
Infusion Services, Inc.                            an Alabama corporation
International Therapeutic Services, Inc.           a Florida corporation
LAMS, Inc. (d/b/a Amco Medical Services)           a Texas corporation
Lexington Primary Care, Inc.,                      a Mississippi corporation
Liberty Home Health Care, Inc.
d/b/a/ Oxygen Specialties                          a Florida corporation
Lovejoy Medical, Inc.                              a Kentucky corporation
Macon Primary Care Clinic, Inc.                    a Florida corporation
Major Medical Supply, Inc.                         a Texas corporation
Medco Professional Services Corp.                  a Colorado corporation
Medical Electro-Therapeutics, Inc.
d/b/a/ Preferred Medical Equipment                 a Florida corporation
Murray Medical, Inc.                               a Colorado corporation
National Home Care, Inc.                           a Florida corporation
National Medicine Center - Groveland, Inc.         a Florida corporation
Nightingale Home Health Care, Inc.                 a Texas corporation
Oxygen of Oklahoma, Inc.                           an Oklahoma corporation
Oxygen Plus Medical Equipment, Inc.                a Florida corporation
Oxygen Therapy Associates, Inc.                    a Texas corporation
PSI Health Care, Inc.                              a South Dakota corporation
Pioneer Medical Services, Inc.                     a West Virginia corporation


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          LIST OF SUBSIDIARIES OF ROTECH MEDICAL CORPORATION (CONT.)


Polk City Pharmacy, Inc.                            a Florida corporation
Professional Respiratory Home Healthcare, Inc.      a Florida corporation
Respiracare Medical Equipment, Inc.                 a Florida corporation
Respitech Home Health Care, Inc.
d/b/a M&S Oxygen                                    a Wyoming corporation
Respiratory Medical Equipment of Georgia, Inc.      a Georgia corporation
Responsive Home Health Care, Inc.
d/b/a Hook's Oxygen and Medical Equipment           a Florida corporation
RN Home Care Medical Equipment Company, Inc.        a Mississippi corporation
Roswell Home Medical, Inc.                          a Florida corporation
RoTech Diagnostics, Inc.                            a Florida corporation
RoTech Employee Benefits Corporation, Inc.          a Florida corporation
RoTech Home Medical Care, Inc.                      a Florida corporation
RoTech Oxygen & Medical Equipment, Inc.             a Florida corporation
Roth Medical, Inc.                                  a Colorado corporation
Rothert's Hospital Equipment, Inc.                  a Kentucky corporation
Select Home Health Care, Inc.
d/b/a Kelly's Home Health Care, Inc.                a Florida corporation
Senatobia Family Practice, Inc.                     a Mississippi corporation
South County Health Care Services                   a Texas corporation
Southeastern Home Health, Inc.                      a Florida corporation
Stat Medical Equipment, Inc.                        a Florida corporation
Sunshine Home Health Care, Inc.
d/b/a Orthopedic Convalescent Centers               a Florida corporation
Suwanee Valley Home Health Care, Inc.               a Florida corporation
The Towne Pharmacy, Inc.                            a West Virginia corporation
Tupelo Home Health, Inc.                            a Florida corporation
Valley Medical Inc.                                 a Utah corporation
VitalCare Health Services, Inc.                     a Florida corporation
VitalCare of Nevada, Inc.                           a Nevada corporation
VitalCare of Pennsylvania, Inc.                     a Pennsylvania corporation
VitalCare of Texas, Inc.                            a Texas corporation
Whites Medical Rentals, Inc.                        a South Carolina corporation
Wichita Medical Care, Inc.                          a Kansas corporation
Wofford Pharmaceutical Services, Inc.               an Alabama corporation
Women's Health Care Services, Inc.                  a Florida corporation
Worker's Health Care Clinic, Inc.                   a Florida corporation
Zeta Home Health Care, Inc.                         a Florida corporation